UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

BIMI International Medical Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34890	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9th Floor, Building 2, Chongqing Corporation Avenue, Yuzhong District, Chongqing, P. R. China	116000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (8604) 1182209211

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed on February 1, 2020, the Registrant entered into a stock purchase agreement (the “Guanzan SPA”) to acquire Chongqing Guanzan Technology Co., Ltd. (“Guanzan”). Pursuant to the Guanzan SPA, the Registrant agreed to purchase all the issued and outstanding equity interests in Guanzan (the “Guanzan Shares”) for RMB 100,000,000 (approximately $14,285,714), to be paid by the issuance of 950,000 shares of the common stock of the Company (the “Common Stock”) and the payment of RMB 80,000,000 in cash (the “Guanzan Cash Consideration”). The transaction closed on March 18, 2020 at which time 950,000 shares of Common Stock were issued to the seller. The Guanzan Cash Consideration, which is subject to post-closing adjustments based on the performance of Guanzan in the years ending December 31, 2020 and 2021, was s paid partially on November 30, 2020 in the form of 1,000,000 shares of Common Stock (the “Prepayment”) pursuant to a Prepayment and Amendment Agreement.

Pursuant to the Guanzan SPA, as amended, if Guanzan’s 2020 prorated revenue equals or exceeds the targeted 2020 prorated revenue, which is RMB 78,600,000 (the “Target”), the entire amount of the Cash Consideration, minus the amount of the Prepayment (the “Updated Cash Consideration”), would become payable in 2021 and the seller would not be eligible to receive any additional payment under the Guanzan SPA. On March 9, 2021, the parties to the Guanzan SPA agreed that Guanzan’s 2020 prorated revenue in 2020 exceeded the Target, and therefore the Updated Cash Consideration in the amount of RMB 60,000,000 is payable. The Registrant elected to exercise its option to pay the Updated Cash Consideration in the form of 4,600,000 shares of Common Stock (the “Guanzan Final Payment Shares”), based on the volume weighted average closing price per share of the Common Stock of $2.02 per share for the preceding 20-day period, as reported by NASDAQ. On June 15, 2021, the Registrant’s stockholders approved the issuance of the 4,600,000 shares of Common Stock to Ms. Zhou Li, the prior owner of Guanzan and a resident of the PRC, or her designee(s), which approval was reported on June 16, 2021. On August 27, 2021, the 4,600,000 shares of Common Stock were issued.

Item 3.02 Unregistered Sale of Equity Securities.

The information required to be reported under this Item is incorporated by reference to Item 2.01 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 11, 2021	BIMI International Medical Inc.

	By:	/s/ Tiewei Song
	Name:	Tiewei Song
	Title:	Chief Executive Officer

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